UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o World Gold Trust Services, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s) Name	Name of each exchange on which registered
SPDR® Gold Trust	GLD	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 12, 2022, HSBC Bank plc (the “Custodian”), as custodian of the SPDR® Gold Trust (the “Trust”), and The Bank of New York Mellon (the “Trustee”), not in its individual capacity, but solely as trustee of the Trust entered into a Deed of Amendment effective April 29, 2022 to amend the Third Amended and Restated Allocated Bullion Account Agreement (the “Agreement”). The Amendment removes the Trust’s obligation to comply with the rules of the London Precious Metals Clearing Limited (the “LPMCL”). The Trust is not a member of the LPMCL, and the rules are confidential except to members of the LPMCL. As a member of the LPMCL, the Custodian remains bound by the Rules under the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1.1	Deed of Amendment to the Third Amended and Restated Allocated Bullion Account Agreement dated April 29, 2022, between HSBC Bank PLC, as custodian, and The Bank of New York Mellon, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2022	SPDR® GOLD TRUST
(Registrant)*

	By:	World Gold Trust Services, LLC as the Sponsor of the Registrant

	By:	/s/ Joseph R. Cavatoni
	Name:	Joseph R. Cavatoni
	Title:	Principal Executive Officer

*

As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of World Gold Trust Services, LLC.